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                                                            Exhibit 23-A

                         CONSENT OF INDEPENDENT AUDITORS
                                      -------

We consent to the incorporation by reference in this registration statement on Form S-4 of AT&T Corp. and its subsidiaries (the "Company") of our reports, which include explanatory paragraphs regarding the change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, dated January 27, 1994 (notes 4, 21, and 22 are dated September 19,
1994), on our audits of the consolidated financial statements and consolidated financial statement schedules of the Company, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and included in Form 8-K, dated October 28, 1994 (as amended on December 27, 1994). We also consent to the reference to our firm under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.

New York, New York
February 16, 1995